Exhibit 99.1

News Release

International Paper Reports Record Earnings

Increased Revenues, Significant Margin Expansion, Strong Free Cash Flow

MEMPHIS, Tenn. – October 27th, 2010 – International Paper (NYSE: IP) today reported third quarter 2010 net earnings attributable to common shareholders totaling $397 million ($0.91 per share) compared with $93 million ($0.21 per share) in the second quarter of 2010 and $371 million ($0.87 per share) in the third quarter of 2009. Amounts include the impact of special items in the second quarter of 2010 and the third quarter of 2009.

Diluted Earnings Per Share Attributable to International Paper Shareholders

	Third Quarter 2010	Second Quarter 2010	Third Quarter 2009
Net Earnings	$0.91	$0.21	$0.87
Add Back – Net Special Items Expense (Income)	$0.00	$0.21	($0.50)

Earnings Before Special Items	$0.91	$0.42	$0.37

Quarterly net sales were $6.7 billion compared with $6.1 billion in the second quarter of 2010 and $5.9 billion in the third quarter of 2009.

Operating profits before special items were $752 million in the third quarter of 2010, up from $466 million in the second quarter of 2010 and $443 million in the third quarter of 2009.

“Our paper and packaging businesses delivered strong results, which led to record earnings,” said John Faraci, chairman and chief executive officer. “We continued to realize our announced price increases, realize restructuring benefits, operate well and improve our mix of business which led to strong margin expansion. As a result, free cash flow in the quarter was outstanding. We are well positioned to generate strong results in the fourth quarter and into 2011.”

SEGMENT INFORMATION

To measure the performance of the company’s business segments from quarter to quarter without variations caused by special items, management focuses on business segment operating profits excluding those items. Third quarter 2010 business segment operating profits and business trends compared with the prior quarter are as follows (special items were immaterial in the 2010 third quarter):

Industrial Packaging operating profits rose to $332 million versus $193 million ($192 million after special items) in the second quarter of 2010. Our North American operations generated record quarterly earnings, reflecting the realization of announced price increases for boxes and linerboard, fewer mill outages, improved input costs, and continued strong mill operations.

Printing Papers operating profits were $278 million versus $158 million ($47 million after special items) in the second quarter of 2010. Earnings for North American printing papers represent the second best quarterly earnings on record. Results were positively impacted by favorable pulp and paper pricing, reduced fixed costs, fewer mill outages, bad debt recovery, and increased shipments in the U.S. and Europe.

Consumer Packaging operating profits increased to $71 million compared with $49 million ($48 million after special items) in the second quarter of 2010. Our North American coated paperboard business generated record quarterly earnings. Results benefited from higher volumes, further realization of announced price increases, and fewer maintenance outages.

xpedx, the company’s distribution business, reported operating profits of $22 million, down from $26 million in the second quarter of 2010. Higher sales volumes were offset by lower margins and increased overhead costs.

Forest Products earnings were $49 million, up from $40 million in the second quarter due to the sale of the majority of our remaining land portfolio.

Net corporate expenses totaled $58 million for the 2010 third quarter, essentially in line with the $54 million in the 2010 second quarter.

Effective Tax Rate

The effective third quarter tax rate was 31 percent, compared with an effective tax rate before special items of 31 percent in the second quarter of 2010 and 30 percent in the third quarter of 2009.

Effects of Special Items

Special items in the second quarter of 2010 included a pre-tax charge of $144 million ($88 million after taxes) for restructuring and other charges. Restructuring and other charges included a $111 million pre-tax charge ($68 million after taxes) associated with the closure of the Franklin mill (including $46 million of accelerated depreciation charges and $36 million related to environmental reserves), an $18 million pre-tax charge ($11 million after taxes) for early debt extinguishment costs, a pre-tax charge of $11 million ($7 million after taxes) for an Ohio Commercial Activity tax adjustment and pre-tax charges of $4 million ($2 million after taxes) for other items.

Special items in the third quarter of 2009 included a $525 million pre-tax credit ($320 million after taxes) for alternative fuel mixture credits earned under 2007 legislation enacted to provide a tax credit for companies that use alternative fuel mixtures to produce renewable energy to operate their businesses, an $18 million pre-tax charge ($11 million after taxes) for integration costs associated with the Industrial Packaging business integration, and a pre-tax charge of $151 million ($95 million after taxes) for restructuring and other charges. Restructuring and other charges included a pre-tax charge of $102 million ($62 million after taxes) for early debt extinguishment costs, a $39 million pre-tax charge ($24 million after taxes) for severance and benefit costs associated with the company’s 2008 overhead reduction program, and a $10 million pre-tax charge ($9 million after taxes) for facility closure costs.

Earnings Webcast

The company will host a webcast to discuss earnings and current market conditions at 9 a.m. EDT (8 a.m. CDT) today. All interested parties are invited to listen to the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the Webcasts and Presentations page. A replay of the webcast will also be on the Web site beginning approximately two hours after the call.

Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper Third Quarter Earnings Call. The conference ID number is 11919083. Participants should call in no later than 8:45 a.m. EDT (7:45 a.m. CDT). An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (706) 645-9291 or, within the U.S. only, (800) 642-1687, and when prompted for the conference ID, enter “11919083.”

International Paper (NYSE: IP) is a global paper and packaging company with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include uncoated papers and industrial and consumer packaging, complemented by xpedx, the company’s North American distribution company. Headquartered in Memphis, Tenn., the company employs about 60,000 people in more than 20 countries and serves customers worldwide. 2009 net sales were more than $23 billion. For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.

This press release contains forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ relate to: (i) increases in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for its products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations and to actual or potential litigation; and (v) whether we experience a material disruption at one of our manufacturing facilities and risks inherent in conducting business through a joint venture. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

Contacts:

Media: Tom Ryan, 901-419-4333

Investors: Thomas A. Cleves, 901-419-7566; and Emily Nix, 901-419-4987

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Operations

Preliminary and Unaudited

(In millions, except per share amounts)

	Three Months Ended September 30,			Three Months Ended June 30,		Nine Months Ended September 30,
	2010	2009		2010		2010		2009
Net Sales	$6,720	$5,919		$6,121		$18,648		$17,389

Costs and Expenses
Cost of products sold	4,758	3,758	(a)	4,490		13,712		11,270	(g)
Selling and administrative expenses	504	527	(b)	472		1,397		1,535	(h)
Depreciation, amortization and cost of timber harvested	362	378		363		1,096		1,088
Distribution expenses	339	299		330		986		857
Taxes other than payroll and income taxes	58	48		47		150		145
Restructuring and other charges	—	151	(c)	144	(d)	359	(e)	313	(i)
Net losses on sales and impairments of businesses	—	—		—		—		48	(j)
Interest expense, net	152	169		157		458		506

Earnings From Continuing Operations Before Income Taxes and Equity Earnings	547	589	(a-c)	118	(d)	490	(e)	1,627	(g-j)
Income tax provision	170	212		25		171	(f)	790	(k)
Equity earnings (losses), net of taxes	22	—		7		27		(59)

Net Earnings	$399	$377	(a-c)	$100	(d)	$346	(e,f)	$778	(g-k)
Less: Net earnings attributable to noncontrolling interests	2	6		7		18		14

Net Earnings Attributable to International Paper Company	$397	$371	(a-c)	$93	(d)	$328	(e,f)	$764	(g-k)

Basic Earnings Per Common Share Attributable to International Paper Common Shareholders	$0.92	$0.87	(a-c)	$0.22	(d)	$0.76	(e,f)	$1.80	(g-k)

Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders	$0.91	$0.87	(a-c)	$0.21	(d)	$0.76	(e,f)	$1.79	(g-k)

Average Shares of Common Stock Outstanding - Diluted	433.8	428.7		433.4		433.8		426.6

Cash Dividends Per Common Share	$0.125	$0.025		$0.125		$0.275		$0.300

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax gain of $525 million ($320 million after taxes) related to alternative fuel mixture credits.
(b)	Includes a pre-tax charge of $18 million ($11 million after taxes) for integration costs associated with the Containerboard, Packaging and Recycling business (CBPR) acquired from Weyerhaeuser Company in August 2008.
(c)	Includes a pre-tax charge of $39 million ($24 million after taxes) for severance and benefit costs associated with the Company’s 2008 overhead cost reduction initiative, a pre-tax charge of $102 million ($62 million after taxes) for early debt extinguishment costs, a charge of $7 million (before and after taxes) for costs associated with the planned closure of the Etienne mill in France and a pre-tax charge of $3 million ($2 million after taxes) for other items.
(d)	Includes a pre-tax charge of $111 million ($68 million after taxes) for shutdown costs for the Franklin mill (including $46 million of accelerated depreciation and $36 million of environmental closure costs), a pre-tax charge of $18 million ($11 million after taxes) for early debt extinguishment costs, a pre-tax charge of $11 million ($7 million after taxes) for an Ohio Commercial Activity tax adjustment and pre-tax charges of $4 million ($2 million after taxes) for other items.
(e)	Includes a pre-tax charge of $315 million ($192 million after taxes) for shutdown costs for the Franklin mill (including $236 million of accelerated depreciation and $36 million of environmental closure costs), a pre-tax charge of $22 million ($13 million after taxes) for early debt extinguishment costs, a pre-tax charge of $11 million ($7 million after taxes) for an Ohio Commercial Activity tax adjustment, a pre-tax charge of $4 million ($2 million after taxes) for costs associated with the reorganization of the Company’s Shorewood operations and charges of $7 million ($6 million after taxes) for other items.
(f)	Includes a $14 million tax expense and a $32 million tax expense for incentive compensation and Medicare Part D deferred tax write-offs, respectively.
(g)	Includes a pre-tax gain of $1.5 billion ($944 million after taxes) related to alternative fuel mixture credits.
(h)	Includes a pre-tax charge of $72 million ($44 million after taxes) for integration costs associated with the CBPR business.
(i)	Includes a pre-tax charge of $125 million ($77 million after taxes) for severance and benefit costs associated with the Company’s 2008 overhead cost reduction initiative, a pre-tax charge of $23 million ($28 million after taxes) for closure costs associated with the Inverurie, Scotland mill, a pre-tax charge of $127 million ($78 million after taxes) for early debt extinguishment costs, a charge of $22 million (before and after taxes) for severance and other costs associated with the planned closure of the Etienne mill, and a pre-tax charge of $16 million ($10 million after taxes) for other items.
(j)	Includes a charge of $48 million (before and after taxes) to write down the assets at the Etienne mill to estimated fair value.
(k)	Includes a $156 million tax expense for the write off of deferred tax assets in France and a $26 million tax benefit related to the closing of the 2004 and 2005 U.S. federal income tax audit, and related state income tax effects.

International Paper Company

Reconciliation of Earnings Before Special Items to Net Earnings

Attributable to International Paper Company

Preliminary and Unaudited

(In millions except for per share amounts)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2010	2009	2010	2010	2009
Earnings Before Special Items	$397	$157	$181	$594	$277
Restructuring and other charges	—	(95)	(88)	(220)	(215)
CBPR business integration costs	—	(11)	—	—	(44)
Alternative fuel mixture credits	—	320	—	—	944
Net losses on sales and impairments of businesses	—	—	—	—	(48)
Income tax adjustments	—	—	—	(46)	(150)

Net Earnings as Reported	$397	$371	$93	$328	$764

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
Diluted Earnings per Common Share	2010	2009	2010	2010	2009
Earnings Per Share Before Special Items	$0.91	$0.37	$0.42	$1.37	$0.65
Restructuring and other charges	—	(0.22)	(0.21)	(0.51)	(0.50)
CBPR business integration costs	—	(0.03)	—	—	(0.11)
Alternative fuel mixture credits	—	0.75	—	—	2.21
Net losses on sales and impairments of businesses	—	—	—	—	(0.11)
Income tax adjustments	—	—	—	(0.10)	(0.35)

Diluted Earnings per Common Share as Reported	$0.91	$0.87	$0.21	$0.76	$1.79

Notes:

(1)	The Company calculates Earnings Before Special Items by excluding the after-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.
(2)	Since diluted earnings per share are computed independently for each period, nine-month per share amounts may not equal the sum of the respective quarters.

International Paper

Sales and Earnings by Industry Segment

Preliminary and Unaudited

(In Millions)

Sales by Industry Segment

	Three Months Ended September 30,			Three Months Ended June 30,	Nine Months Ended September 30,
	2010	2009		2010	2010	2009
Industrial Packaging	$2,610	$2,230		$2,440	$7,270	$6,680
Printing Papers	1,550	1,470		1,445	4,400	4,155
Consumer Packaging	870	790		845	2,520	2,275
Distribution	1,755	1,665		1,630	4,965	4,850
Forest Products	205	5		5	220	20
Corporate and Inter-segment Sales	(270)	(241)		(244)	(727)	(591)

Net Sales	$6,720	$5,919		$6,121	$18,648	$17,389

Operating Profit by Industry Segment

	Three Months Ended September 30,			Three Months Ended June 30,	Nine Months Ended September 30,
	2010	2009		2010	2010	2009
Industrial Packaging	$332	$410	(2,3,4)	$192 (7)	$565 (7)	$1,152	(2,3,4)
Printing Papers	278	363	(2,5)	47 (8)	247 (8)	954	(2,5)
Consumer Packaging	71	144	(2,6)	48 (6)	147 (6)	370	(2,6)
Distribution	22	21		26	69	24
Forest Products	49	2		40	97	7

Operating Profit (1)	752	940		353	1,125	2,507
Interest expense, net	(152)	(169)		(157)	(458)	(506)
Noncontrolling interest/equity earnings adjustment (9)	5	5		7	20	19
Corporate items, net	(58)	(46)		(54)	(163)	(141)
Restructuring and other charges	—	(141)		(31)	(34)	(252)

Earnings From Continuing Operations Before Income Taxes and Equity Earnings	$547	$589		$118	$490	$1,627

Equity Earnings (Loss) in Ilim Holdings S.A., Net of Taxes (1)	$22	$—		$5	$24	$(56)

(1)	In addition to the operating profits shown above, International Paper recorded equity earnings, net of taxes, of $22 million, $0 million and $5 million for the three months ended September 30, 2010, September 30, 2009 and June 30, 2010, respectively, and $24 million for the nine months ended September 30, 2010; and equity losses, net of taxes, of $56 million for the nine months ended September 30, 2009, related to the equity investment in Ilim Holdings S.A., a separate reportable industry segment.
(2)	Includes gains of $221 million in the Industrial Packaging segment, $226 million in the Printing Papers segment, and $78 million million in the Consumer Packaging segment for the three months ended September 30, 2009, and gains of $637 million in the Industrial Packaging segment, $663 million in the Printing Papers segment, and $247 million in the Consumer Packaging segment for the nine months ended September 30, 2009, relating to alternative fuel mixture credits.
(3)	Includes charges of $18 million for the three months ended September 30, 2009, and $72 million for the nine months ended September 30, 2009, for CBPR integration costs.
(4)	Includes charges of $7 million and $22 million for the three and nine months ended September 30, 2009, respectively, for severance and other costs related to the planned closure of the Etienne mill and $48 million for the nine months ended September 30, 2009 to write down the assets at the Etienne mill in France to estimated fair value.
(5)	Includes charges of $1 million and $11 million for the three and nine months ended September 30, 2009, respectively, for shutdown costs for the Louisiana mill and the Franklin lumber mill, sheet converting plant and converting innovations center, and a charge of $23 million for the nine months ended September 30, 2009 for the closure of the Inverurie, Scotland mill.
(6)	Includes charges of $2 million and $1 million for the three months ended September 30, 2009 and June 30, 2010, respectively, and $4 million and $5 million for the nine months ended September 30, 2010 and September 30, 2009, respectively, related to the reorganization of the Company’s Shorewood operations.
(7)	Includes charges of $1 million and $3 million for additional closure costs for the Etienne mill in France for the three and nine months ended June 30, 2010 and September 30, 2010, respectively; and $3 million of additional closure costs for U.S. mills for the nine months ended September 30, 2010.
(8)	Includes charges of $111 million and $315 million for the three and nine months ended June 30, 2010 and September 30, 2010, respectively, for shutdown costs for the Franklin mill.
(9)	Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

International Paper Company

Reconciliation of Operating Profit to Operating Profit Before Special Items

(In millions)

	Three Months Ended September 30, 2010
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Forest Products	Total
Operating Profit as Reported	332	278	71	22	49	752
Restructuring and other charges	—	—	—	—	—	—

Operating Profit Before Special Items	332	278	71	22	49	752

	Three Months Ended June 30, 2010
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Forest Products	Total
Operating Profit as Reported	192	47	48	26	40	353
Restructuring and other charges	1	111	1	—	—	113

Operating Profit Before Special Items	193	158	49	26	40	466

	Three Months Ended September 30, 2009
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Forest Products	Total
Operating Profit as Reported	410	363	144	21	2	940
Restructuring and other charges	7	1	2	—	—	10
Alternative fuel mixture credits	(221)	(226)	(78)			(525)
CBPR business integration costs	18					18

Operating Profit Before Special Items	214	138	68	21	2	443

International Paper

Sales Volume by Product (1)

Preliminary and Unaudited

International Paper Consolidated

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2010	2009	2010	2010	2009
Industrial Packaging (In thousands of short tons)
Corrugated Packaging	1,928	1,856	1,956	5,693	5,531
Containerboard	634	580	602	1,867	1,581
Recycling	636	566	644	1,860	1,759
Saturated Kraft	45	33	50	136	83
Bleached Kraft	23	22	21	66	52
European Industrial Packaging	251	252	259	768	790
Asian Box	114	43	44	197	109
Asian Distribution	87	157	82	270	318

Industrial Packaging	3,718	3,509	3,658	10,857	10,223

Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	684	753	667	2,051	2,148
European & Russian Uncoated Papers	311	304	310	929	1,006
Brazilian Uncoated Papers	262	282	282	792	696
Asian Uncoated Papers	24	25	19	75	40

Uncoated Papers	1,281	1,364	1,278	3,847	3,890

Market Pulp (2)	385	422	317	1,053	1,114

Consumer Packaging (In thousands of short tons)
U.S. Coated Paperboard	364	324	354	1,057	932
European Coated Paperboard	88	86	86	264	265
Asian Coated Paperboard	213	221	217	651	628
Other Consumer Packaging	45	42	44	129	130

Consumer Packaging	710	673	701	2,101	1,955

(1)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(2)	Includes internal sales to mills.

INTERNATIONAL PAPER COMPANY

Consolidated Balance Sheet

Preliminary and Unaudited

(In Millions)

	September 30, 2010	December 31, 2009
Assets
Current Assets
Cash and Temporary Investments	$1,429	$1,892
Accounts and Notes Receivable, Net	3,310	2,695
Inventories	2,336	2,179
Deferred Income Tax Assets	330	368
Other	403	417

Total Current Assets	7,808	7,551

Plants, Properties and Equipment, Net	12,030	12,688
Forestlands	730	757
Investments	1,065	1,077
Goodwill	2,285	2,290
Deferred Charges and Other Assets	1,171	1,185

Total Assets	$25,089	$25,548

Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$312	$304
Accounts Payable and Accrued Liabilities	4,206	3,708

Total Current Liabilities	4,518	4,012

Long-Term Debt	8,428	8,729
Deferred Income Taxes	2,759	2,425
Pension Benefit Obligation	1,607	2,765
Postretirement and Postemployment Benefit Obligation	517	538
Other Liabilities	622	824
Equity
Invested Capital	4,234	4,074
Retained Earnings	2,154	1,949

Total Shareholders’ Equity	6,388	6,023

Non-controlling interests	250	232

Total Equity	6,638	6,255

Total Liabilities and Equity	$25,089	$25,548

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Cash Flows

Preliminary and Unaudited

(In Millions)

	Nine Months Ended September 30,
	2010	2009
Operating Activities
Net earnings	$346	$778
Depreciation, amortization and cost of timber harvested	1,096	1,088
Cost of timberlands sold	143	—
Deferred income tax expense, net	397	585
Restructuring and other charges	359	313
Payments related to restructuring and legal reserves	(2)	(35)
Pension plan contribution	(1,150)	—
Net losses on sales and impairments of businesses	—	48
Equity (earnings) loss, net	(27)	59
Periodic pension expense, net	174	160
Alternative fuel mixture credits receivable	—	(251)
Other, net	(57)	140
Changes in current assets and liabilities
Accounts and notes receivable	(555)	466
Inventories	(181)	262
Accounts payable and accrued liabilities	126	(38)
Interest payable	49	21
Other	(131)	(26)

Cash Provided by Operations	587 (1)	3,570 (1)

Investment Activities
Invested in capital projects	(457)	(367)
Acquisitions, net of cash received	(152)	(17)
Other	(2)	(59)

Cash Used for Investment Activities	(611)	(443)

Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(26)	(10)
Issuance of debt	177	2,490
Reduction of debt	(505)	(4,911)
Change in book overdrafts	80	(5)
Dividends paid	(120)	(129)
Other	(24)	(113)

Cash Used for Financing Activities	(418)	(2,678)

Effect of Exchange Rate Changes on Cash	(21)	59

Change in Cash and Temporary Investments	(463)	508
Cash and Temporary Investments
Beginning of the period	1,892	1,144

End of the period	$1,429	$1,652

(1)	Includes $132 million and $1.3 billion of cash received from alternative fuel mixture credits in the nine months ended September 30, 2010 and 2009, respectively.